CONSULTING AGREEMENT

     This  Agreement,  dated  as  of  December  3,  1998,  by  and  between

Reliability  Incorporated,  a  Texas corporation (the "Company"), and Basic

Engineering Services and Technology  Labs,  Inc.,  a California corporation

("BEST").

                           W I T N E S S E T H:

     The Company wishes to obtain the services of Isam Qubain, President of

BEST ("Qubain"), to act as consultant to the Company,  and  BEST is willing to make the services of Qubain available to Company, all upon the terms and conditions hereinafter set forth.

     NOW,  THEREFORE,  in  consideration  of  the  premises and the  mutual covenants  and  agreements herein contained, the parties  hereto  agree  as follows:

     1.   Engagement.  During the term of this Agreement, BEST will provide the services of Qubain  to  act  as  a  consultant to the management of the

Company in matters relating to transition  of  the testing service business formerly conducted by BEST in Austin and Singapore,  sales of the Company's testing services, marketing of the Company's testing services  and customer relations related to the Company's testing services business.  All services performed  by  Qubain will be under the direction of the President  of  the

Company, and will  be  provided  when and as called for by the President of the Company, but will not exceed 45  hours  per  month,  on  average.  BEST agrees that services hereunder shall be provided by Qubain only.

     BEST agrees that Qubain shall faithfully render his best  efforts with respect  to  such  services  and  to  the promotion and advancement of  the

Company's business.  It is understood, subject to the provisions of Section

5 hereof, that Qubain may have other occupations  or employments during the term hereof.

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     Neither BEST or Qubain shall have any authority  to  bind  or obligate the Company.  Neither BEST or Qubain is an agent of the Company and neither is  authorized  to  act  for  or  on behalf of the Company with respect  to employees of the Company, customers or any third party.

     2.   Compensation.  During the  term  hereof, the Company shall pay to

BEST a fee of $150,000 per year, payable at  the  rate  of  $12,500.00  per month  and  paid  on  the last day of each month commencing on December 31,

1998, and thereafter until  this Agreement is terminated under Section 3 or

4 hereof.

     3.   Term.   Subject  to  the   provisions   for   early   termination

hereinafter set forth, the term of this Agreement shall begin on  the  date hereof and shall expire on November 30, 2000.  The provisions of Sections 5 and 6 survive termination of this Agreement under Section 3 or 4.

     4.   Early Termination.  BEST may terminate this Agreement at any time on  thirty  days  written  notice  to  the  President  of the Company.  The provisions of Sections 5 and 6 survive early termination of this Agreement.

     5.   Noncompetition Covenant.  BEST acknowledges that  it  and  Qubain are  parties  to  that  certain Asset Purchase Agreement dated November 19,

1998,  among  Qubain,  Company   and   BEST,   which   agreement   contains

noncompetition covenants which (i) will not be violated by Qubain providing the services required hereunder, and (ii) shall survive termination of this

Agreement.

     6.   Confidentiality.

          (a)  Neither BEST nor Qubain will during or at any time after the termination  of  this  Agreement  use  for  itself  or himself or others or divulge  or  convey  to  others  any  secret  or confidential  information,

knowledge or data of the Company obtained

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by Qubain or BEST during the term hereof, and such  information,  knowledge or data includes but is not limited to secret or confidential matters,

               (i)  of  a  technical  nature, such as, but not limited  to,

     methods,  know-how,  compositions,  processes,  machines,  inventions,

     computer programs and similar items or projects,

               (ii) of a business nature,  such  as,  but  not  limited to,

     information about cost, purchasing, profits, market, sales or lists of customers, and

               (iii)  pertaining to future developments, such as,  but  not

     limited  to,  research   and   development   or  future  marketing  or

     merchandising.

          (b)  Upon termination of this Agreement,  or at any other time at the Company's request, BEST agrees to deliver promptly  to  the Company all drawings, manuals, letters, notes, notebooks, reports, sketches,  formulae,

computer  programs  and similar items, memoranda, customer's lists and  all other materials and all copies thereof relating in any way to the Company's business and in any way  obtained  by BEST or Qubain during the term hereof and  which  are  in either BEST's or Qubain's  possession  or  under  their control. BEST further  agrees  that  neither  it or Qubain will not make or retain  any copies of any of the foregoing and will  so  represent  to  the

Company upon termination of this Agreement.

     7.   Relationship  of  Parties.  This Agreement is not intended to and does not create an employment relationship  between the Company and BEST or the Company and Qubain, and BEST is an independent  contractor  and  not an employee of the Company. BEST is solely responsible for the payment of  all income  and  other  taxes  attributable  to  the  fees  paid by the Company hereunder. BEST agrees to indemnify and hold the Company  harmless  against any loss, costs or expenses (including attorneys' fees) for any

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failure  by  BEST  to  timely   pay any requisite taxes. The Company's sole

obligation  hereunder  is to provide  to  the  BEST  a  Form  1099  or  its equivalent as of the end of each year.

     8.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of any organization  that  succeeds to substantially all of the assets and business of the Company, and  the  term  "Company"  however used herein  shall mean and include any such organization after such succession.

This Agreement  and  all  rights  and obligations hereunder are personal to

BEST and may not be assigned, transferred, alienated or hypothecated by it,

provided however, that BEST can assign all obligations hereunder to Qubain,

so long as Qubain confirms his assumption of all obligations hereunder.

     9.   Miscellaneous.

          (a)  This Agreement shall  not  be  amended  except  by a written agreement signed and delivered by the parties hereto.

          (b)  The interpretation and construction of this Agreement  shall be governed by the laws of the State of Texas.

          (c)  All  notices  and communications given pursuant hereto shall be in writing and shall be deemed  to  have  been  duly given if mailed, by certified  mail,  return  receipt  requested,  or delivered  in  person  as follows:

               (i) If to the Company, directed to  Larry Edwards, President at, 16400 Park Row, Houston, Texas  77084.

               (ii) If to BEST, directed to it at 3600  Peterson Way, Santa

     Clara, California 95040, Attn:  President.

     Either  party  may  change  the  address  to  which  such notices  and communications shall be sent by written notice to the other party.

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          (d)  No course of dealing between the Company and  BEST  nor  any delay  in  exercising any rights hereunder shall operate as a waiver of any rights of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



     Reliability Incorporated





By:  /s/ Larry Edwards

     ------------------------

     Larry Edwards

     President





     Basic Engineering Services and Technology Labs, Inc.





By:  /s/ Isam Qubain

     ------------------------

     Isam Qubain

     President





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